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BLAZZARD, GRODD & HASENAUER, P.C.


ATTORNEYS AT LAW                          CONNECTICUT OFFICE:
                                          943 POST ROAD EAST o P.O. BOX 5108
NORSE N. BLAZZARD**                       WESTPORT, CONNECTICUT 06881-5108
LESLIE E. GRODD*                          TELEPHONE (203) 226-7866
JUDITH A. HASENAUER**                     FACSIMILE (203) 454-4028
WILLIAM E. HASENAUER*
RAYMOND A. O'HARA III*                    FLORIDA OFFICE:
LYNN KORMAN STONE*                        4401 WEST TRADEWINDS AVENUE,SUITE 207
                                          LAUDERDALE BY THE SEA, FLORIDA  33308
                                          TELEPHONE (954) 771-6667
                                          FACSIMILE (954) 771-7689

*   Admitted in Connecticut
** Admitted in Connecticut and Florida


                                 April 12, 2000



Board of Directors
Sentry Life Insurance Company
1800 North Point Drive
Stevens Point, WI  54481

         Re:  Opinion of Counsel - Sentry Variable Account II
              -----------------------------------------------


Gentlemen:

You have requested our Opinion of counsel in connection with the filing with the Securities and Exchange Commission of a Post-Effective Amendment to a Registration Statement on form N-4 for the Individual Flexible Purchase Payment Deferred Variable Annuity Contracts (the "Contracts") to be issued by Sentry Life Insurance Company and its separate account, Sentry Variable Account II.

We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

We are of the following opinions:

1. Sentry Variable Account II is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

2. Upon the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally-issued, fully paid, non-assessable contractual interest under such Contract.

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

We consent to the reference to our Firm under the caption "Legal Opinions" contained in the Statement of Additional Information which forms a part of the Registration Statement.


                                   Sincerely,

                        BLAZZARD, GRODD & HASENAUER, P.C.

                             By: s/Lynn Korman Stone
                                 -------------------
                                   Lynn Korman Stone